Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

Dated as of January 25, 2010

among

TICKETMASTER ENTERTAINMENT LLC,

TICKETMASTER NOTECO, INC.

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of January 25, 2010, among TICKETMASTER ENTERTAINMENT LLC, a Delaware limited liability company (the “New LLC Issuer”), TICKETMASTER NOTECO, INC., a Delaware corporation (the “New Corp Issuer,” and, collectively with the New LLC Issuer, the “New Issuers”), the guarantors party hereto (the “Guarantors”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, TICKETMASTER ENTERTAINMENT, INC., a Delaware corporation formerly known as Ticketmaster (the “Initial Issuer”), the guarantors named therein and the Trustee entered into the Indenture, dated as of July 28, 2008, as supplemented by the First Supplemental Indenture, dated as of August 20, 2008, by and among the Initial Issuer, the guarantors party thereto and the Trustee, the Second Supplemental Indenture, dated as of April 30, 2009, by and among the Initial Issuer, the guarantors party thereto and the Trustee, and the Third Supplemental Indenture dated as of July 23, 2009 by and among the Initial Issuer, the guarantors party thereto and the Trustee (as so supplemented, the “Indenture”), relating to the Initial Issuer’s 10.75% Senior Notes due 2016 (the “Notes”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of February 10, 2009 among the Initial Issuer, Live Nation, Inc. and LN-TM Merger Sub, LLC, (“LN-TM”) the Initial Issuer on the date hereof was merged with and into LN-TM, with the New LLC Issuer as the surviving entity (the “Merger”);

WHEREAS, as a result of the Merger, Article 5 of the Indenture requires the New Issuers to execute and deliver to the Trustee this Supplemental Indenture pursuant to which the New Issuers assume the obligations of the Initial Issuer under the Indenture and the Notes;

WHEREAS, the New Issuers desire to amend the Notes pursuant to Section 9.01 of the Indenture to reflect the assumption of the Initial Issuer’s obligations under the Notes by the New Issuers, and for the Trustee to place an appropriate notation on the Notes pursuant to Section 9.05 of the Indenture to reflect the assumption of such obligations by the New Issuers;

WHEREAS, the Guarantors and the New Issuers have requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Guarantors and the New Issuers, the legal, valid and binding agreement of the Guarantors and the New Issuers, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

ARTICLE I

Section 1.1. Pursuant to Article 5 of the Indenture, each of the New Issuers, jointly and severally, hereby expressly assumes and agrees to perform all the obligations of the Initial Issuer under the Notes and the Indenture, including the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance of every covenant of the Indenture on the part of the Initial Issuer to be performed or observed.

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Section 1.2. From and after the date hereof, the Indenture shall be amended such that the defined term “Issuer” is amended to mean Ticketmaster Entertainment LLC and Ticketmaster Noteco, Inc.

Section 1.3. The Trustee shall place the following notation on the Notes:

“On January 25, 2010, Ticketmaster Entertainment, Inc., a Delaware corporation (the “Initial Issuer”), was merged with and into to LN-TM Merger Sub, LLC, a Delaware limited liability company, with the surviving company being called Ticketmaster Entertainment LLC (the “New LLC Issuer”). The New LLC Issuer and Ticketmaster Noteco, Inc., a Delaware corporation, jointly and severally, assumed and agreed to perform on the part of the Initial Issuer the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance of every covenant of the Indenture on the part of the Initial Issuer to be performed or observed.”

Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided to any Note or to exchange any Note for a new Note modified as herein provided shall not affect any of the rights of the Holder of such Note.

ARTICLE II

Section 2.1. Capitalized terms used herein and not otherwise amended or defined herein are used as defined in the Indenture.

Section 2.2. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.3. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 2.4. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Supplemental Indenture will henceforth be read together.

Section 2.5. The recitals contained herein are made by the New Issuers and the Guarantors, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TICKETMASTER ENTERTAINMENT LLC, as Issuer

By:	/s/ Brian Regan
	Name:	Brian Regan
	Title:	Executive Vice President
and Chief Financial Officer

TICKETMASTER NOTECO, INC., as Issuer

By:	/s/ Brian Regan
	Name:	Brian Regan
	Title:	Executive Vice President
and Chief Financial Officer

FLMG HOLDINGS CORP.,
IAC PARTNER MARKETING, INC.,
MICROFLEX 2001 LLC,
TICKETMASTER ADVANCE TICKETS, LLC,
TICKETMASTER CALIFORNIA GIFT CERTIFICATES L.L.C.,
TICKETMASTER CHINA VENTURES, L.L.C.,
TICKETMASTER EDCS LLC,
TICKETMASTER FLORIDA GIFT CERTIFICATES L.L.C.,
TICKETMASTER GEORGIA GIFT CERTIFICATES L.L.C.,
TICKETMASTER INDIANA HOLDINGS CORP.,
TICKETMASTER L.L.C.,
TICKETMASTER MULTIMEDIA HOLDINGS LLC,
TICKETMASTER NEW VENTURES HOLDINGS, INC.,
TICKETMASTER WEST VIRGINIA GIFT CERTIFICATES L.L.C.,
TICKETMASTER-INDIANA, L.L.C.,

Signature Page to Fourth Supplemental Indenture

TM VISTA INC., as Guarantors

By:	/s/ Brian Regan
	Name:	Brian Regan
	Title:	Executive Vice President
and Chief Financial Officer

Signature Page to Fourth Supplemental Indenture

ECHOMUSIC, LLC,
EVENTINVENTORY.COM, INC.,
NETTICKETS.COM, INC.,
OPENSEATS, INC.,
PACIOLAN, INC.,
PREMIUM INVENTORY, INC.,
SHOW ME TICKETS, LLC,
THE V.I.P. TOUR COMPANY,
TICKETSNOW.COM, INC.,
TNOW ENTERTAINMENT GROUP, INC., as Guarantors

By:	/s/ Brian Regan
	Name:	Brian Regan
	Title:	Vice President

FRONT LINE MANAGEMENT GROUP, INC.,
AZOFF PROMOTIONS LLC,
FRONT LINE BCC LLC,
ILAA, INC.,
ILA MANAGEMENT, INC.,
ENTERTAINERS ART GALLERY LLC,
MORRIS ARTISTS MANAGEMENT LLC, as Guarantors

By:	/s/ Colin Hodgson
	Name:	Colin Hodgson
	Title:	Chief Financial Officer

FEA MERCHANDISE INC.,
SPALDING ENTERTAINMENT, LLC, as Guarantors

By:	/s/ Colin Hodgson
	Name:	Colin Hodgson
	Title:	Treasurer

Signature Page to Fourth Supplemental Indenture

TICKETWEB, LLC, as Guarantor

By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Signature Page to Fourth Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Senior Associate

Signature Page to Fourth Supplemental Indenture